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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): February 4, 1998
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                      McDONALD & COMPANY INVESTMENTS, INC.
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               (Exact Name of Registrant as Specified in Charter)

          Delaware                     1-08526                 34-1391950
(State of Other Jurisdiction)        (Commission            (I.R.S. Employer
      of Incorporation)              File Number)         Identification Number)

McDonald Investment Center, 800 Superior Avenue    Cleveland, Ohio    44114-2603
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(Address of Principal Executive Offices)                             (Zip Code)

Registrant's telephone number, including area code:  (216) 443-2300
                                                    ----------------------------


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS.

         On February 4, 1998, the Board of Directors of McDonald & Company Investments, Inc. (the "Company") approved Amendment No. 1 (the "Amendment") to the Rights Agreement, dated as of November 1, 1995 (the "Rights Agreement"), between the Company and National City Bank, as Rights Agent (the "Rights Agent"). The Company amended the Rights Agreement to increase the exercise price of the Rights to $95.00 per one one-hundredth of a Preferred Share, subject to adjustment.

         The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as an exhibit hereto and incorporated herein by reference. Copies of the Rights Agreement, and the related Summary of Rights which is attached as Exhibit C to the Rights Agreement, are available free of charge from the Company.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits.

Number   Description
------   -----------

4.1 Amendment No. 1, dated as of February 4, 1998, to the Rights Agreement, dated as of November 1, 1995, between McDonald & Company Investments, Inc. and National City Bank, as Rights Agent.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   McDONALD & COMPANY INVESTMENTS, INC.


                                   By:   /s/ Robert T. Clutterbuck
                                         ---------------------------------------
                                         Robert T. Clutterbuck
                                         Treasurer (Principal Financial Officer)

Date:    February 19, 1998


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EXHIBIT INDEX
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Exhibit Number    Description
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4.1               Amendment No. 1, dated as of February 4, 1998, to the Rights
                  Agreement, dated as of November 1, 1995, between the Company and National City Bank, as Rights Agent.




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